Report of Independent Auditors

To the Board of Trustees
BT PreservationPlus Income Portfolio
BT Investment Funds - BT PreservationPlus Income
Fund

In planning and performing our audit of the
 financial statements of BT PreservationPlus
Income Portfolio and BT PreservationPlus Income Fund
(the "Funds") for the year ended September 30, 1999, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Funds is responsible for
 establishing and maintaining internal control.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
 Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are
 fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control,
 errors or fraud may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial
 statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at September
30, 1999.

This report is intended solely for the information and use of the board of trustees and management of BT PreservationPlus Income Portfolio and BT
PreservationPlus Income Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

ERNST & YOUNG LLP

November 8, 1999